Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Oscar Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

2022 Employment Inducement Incentive Award Plan	Equity	Class A common stock, $0.00001 par value per share	Rule 457(c) and Rule 457(h)	13,320,000 (2)	$3.36 (4)	$44,788,500.00	$110.20 per $1,000,000	$4,935.69

2021 Incentive Award Plan	Equity	Class A common stock, $0.00001 par value per share	Rule 457(c) and Rule 457(h)	2,114,926 (3)	$3.36 (4)	$7,111,438.68	$110.20 per $1,000,000	$783.68

	Total Offering Amounts					$51,899,938.68		$5,719.37

	Total Fee Offsets (5)							$—

	Net Fee Due							$5,719.37

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock, par value $0.00001 per share (“Class A Common Stock”), of Oscar Health, Inc. (the “Company”) that become issuable under the Company’s 2022 Employment Inducement Incentive Award Plan, as amended (the “Inducement Plan”), or the Company’s 2021 Incentive Award Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock.

(2)	Represents an additional 13,320,000 shares of Class A Common Stock that became available for issuance on March 27, 2023 under the Inducement Plan, pursuant to the terms of the Inducement Plan.
(3)

Represents an additional 2,114,926 shares of Class A Common Stock that would have been issuable upon the vesting of restricted stock unit awards granted under the 2021 Plan, but that were canceled or forfeited prior to vesting, and as such again became available for issuance under the 2021 Plan pursuant to its terms .

(4)

For purposes of computing the registration fee only. Pursuant to Rule 457(c) of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices of the shares of Class A Common Stock, as reported on The New York Stock Exchange on March 24, 2023, which date is within five business days prior to the filing of this Registration Statement.

(5)	The Registrant does not have any fee offsets.